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                                                                     EXHIBIT 5.1

                                  June 17, 2003

LSI Logic Corporation
1621 Barber Lane
Milpitas, CA  95035

                     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have acted as counsel to LSI Logic Corporation, a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about June 17, 2003 in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 11,000,000 shares of your Common Stock (the "Shares"), reserved for issuance under the LSI Logic Corporation 2003 Equity Incentive Plan (the "Plan"). As your legal counsel, we have examined the procedures taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale and issuance of the Shares pursuant to the Plan.

        It is our opinion that the Shares, when issued and sold in the manner referred to in the Plan and the agreements which accompany the Plan, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendments thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term, as used in the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Very truly yours,




                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation
                                            /s/ Wilson Sonsini Goodrich & Rosati